UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or (g) of the

Securities Exchange Act of 1934

PalmSource, Inc.

(Exact name of registrant as specified in its charter)

Delaware	77-0586278
(State of Incorporation)	(I.R.S. Employer Identification No.)

1240 Crossman Avenue, Sunnyvale, California 94089-1116

(Address of principal executive offices, including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates (if applicable): 333-106830

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share

(Title of class)

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

Incorporated by reference to the “Description of Capital Stock” section of the Registrant’s preliminary prospectus filed with the Securities and Exchange Commission on July 3, 2003, as amended on August 15, 2003, August 29, 2003, September 24, 2003, and September 25, 2003 (the “Form S-4 Registration Statement”).

Item 2.	Exhibits.

The following exhibits are filed as part of this registration statement:

3.1(1)	Form of Amended and Restated Certificate of Incorporation to be effective upon the distribution date.

3.2(1)	Form of Amended and Restated Bylaws to be effective upon the distribution date.

4.1(1)	Specimen Common Stock Certificate.

(1)	Incorporated by reference to the Registrant’s Amended Registration Statement on Form S-4 (File No. 333-106830), filed on September 25, 2003.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: September 26, 2003	PALMSOURCE, INC.

	By:	/s/ ALBERT J. WOOD
Albert J. Wood Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

3.1(1)	Form of Amended and Restated Certificate of Incorporation to be effective upon the distribution date.

3.2(1)	Form of Amended and Restated Bylaws to be effective upon the distribution date.

4.1(1)	Specimen Common Stock Certificate.

(1)	Incorporated by reference to the Registrant’s Amended Registration Statement on Form S-4 (File No. 333-106830), filed on September 25, 2003.